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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                TELLURIAN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                     3570
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(State of incorporation of organization)              (I.R.S. Employer
                                                     Identification No.)

15 Industrial Avenue                                        07458
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Upper Saddle River, New Jersey                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
 to be registered
-------------------

Common Stock,
$.01 par value

Redeemable Common Stock Purchase Warrants

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Item 1. Description of Registrant's securities to be registered.

         (a) For a detailed description of the Company's Common Stock, $.01 par value, and Redeemable Common Stock Purchase Warrants each being registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended, see "Description of Securities" contained in the Prospectus on pages 34 through 36 included in Amendment No. 2 to the Form SB-2 Registration Statement of Tellurian, Inc. ("Registrant") filed with the Securities and Exchange Commission on October 30, 1996 (File No. 333-9741) which is incorporated herein by reference (the "Registration Statement").

Item 2. Exhibits

Exhibits   Description
--------   -----------
  (1) Pages 34-36 of the Prospectus contained in the Amendment No. 2 to the Form SB-2 Registration Statement (File No. 333-9741) of the Registrant filed with the Commission on October 30, 1996 is incorporated herein by reference.

  (2) Forms of Common Stock certificate and Redeemable Common Stock Purchase Warrant are incorporated by reference to Exhibits 4(a) and 4(b), respectively, contained in the Registrant's Amendment No. 1 to the Form SB-2 Registration Statement of the Registrant filed with the Securities and Exchange Commission on October 1, 1996 (File No. 333-9741).

  (3) Certificate of Incorporation and amendments thereto and By-Laws of the Registrant are incorporated by reference to Exhibits 3(a) and 3(b) contained in the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 8, 1996 (File No. 333-9741).


                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 TELLURIAN, INC.
                                       ----------------------------------
                                                  (Registrant)
Dated: October 30, 1996

                                       By: /s/ Stuart French
                                           -------------------------------
                                           Stuart French, President